UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 1, 2008

United Community Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	No. 0-21656	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

63 Highway 515, P.O. Box 398
Blairsville, Georgia  30512
(Address of principal executive offices)

Registrant's telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; ARRANGEMENTS OF CERTAIN OFFICERS.

On April 30, 2008, the Board of Directors of United Community Banks, Inc. (the “Company”) appointed Cathy Cox, the former Secretary of State of Georgia and the current president of Young Harris College, to serve as a director of the Company.  Ms. Cox was appointed to the Board of Directors to fill a vacancy left when Thomas C. Gilliland and Clarence W. Mason, Sr. retired.  Mr. Gilliland and Mr. Mason each retired effective April 30, 2008 at the end of their terms.

The Board of Directors also adopted a resolution to decrease the authorized number of directors on the Board.  Section 3.2 of Article III of the Bylaws of the Company provides that the authorized number of directors of the Company shall be within a range of eight to fourteen directors, subject to determination by resolution of the Board or by the shareholders of the Company at the annual meeting.  The exact number of directors of the Company was decreased from twelve to eleven effective as of April 30, 2008.

Ms. Cox has not yet been named to any committee of the Board.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press Release dated May 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Rex S. Schuette
Rex S. Schuette
Executive Vice President and
May 1, 2008	Chief Financial Officer